Exhibit 1.1

18,000,000 Shares

HEALTH CARE REIT, INC.

Common Stock

($1.00 Par Value)

UNDERWRITING AGREEMENT

February 21, 2012

Merrill Lynch, Pierce, Fenner & Smith

   Incorporated

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

As Representatives of the Several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

   Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Health Care REIT, Inc., a Delaware corporation (the “Company”), proposes to sell to the underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”), an aggregate of 18,000,000 shares (the “Firm Shares”) of the Company’s Common Stock, $1.00 par value per share (the “Common Stock”). The Company also proposes to sell at the Underwriters’ option an aggregate of up to 2,700,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.

As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement and (b) that the Underwriters are willing to purchase, acting severally and not jointly, the Firm Shares set forth in Schedule I hereto, plus such Option Shares if the Underwriters elect to exercise the over-allotment option in whole or in part for the account of the Underwriters. The Firm Shares and the Option Shares (to the extent such option is exercised) are herein collectively sometimes referred to as the “Shares.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Date (as defined below) as follows:

(i) An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-159040) in

respect of the Shares, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”). The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act (a “Preliminary Prospectus”), and including the documents incorporated in the Base Prospectus by reference, and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered by the Company to the Representatives. Such registration statement is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Securities Act and contained in the Prospectus referred to below, has become effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus relating to the Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act and in accordance with Section 4(i) hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Shares by the Underwriters.

(ii) As of the Applicable Time (as defined below), neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:15 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule III to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(iii) The Company and each of its Subsidiaries (as defined below) has been duly organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; the Company and each of its Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and in which the failure to qualify would (a) have a materially adverse effect upon the business of the Company and its Subsidiaries, taken as a whole or (b) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement (each of (a) and (b) above, a “Material Adverse Effect”). All of the Company’s subsidiaries are listed in Schedule IV hereto (the “Subsidiaries”).

(iv) The information contained in the line items “Preferred Stock” and “Common Stock” set forth in the consolidated balance sheet as of December 31, 2011 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in the section captioned “Capitalization” in the Prospectus (and any similar section or information contained in the General Disclosure Package) sets forth the authorized, issued and outstanding capital stock of the Company at the indicated date, and, except for issuances since such date of (a) 101,413 shares of Common Stock under the Company’s Dividend Reinvestment and Stock Purchase Plan, as amended, (b) 12,798 shares of Common Stock upon exercise of stock options granted under the Company’s Amended and Restated 2005 Long-Term Incentive Plan and (c) 303,078 shares of Common Stock under the Company’s Amended and Restated 2005 Long-Term Incentive Plan, which amount is partially offset by 66,377 shares of Common Stock that were withheld in kind upon the vesting of stock awards granted under such plan since December 31, 2011, there has been no material change in such information since December 31, 2011; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Common Stock of the Company are duly listed on the New York Stock Exchange (“NYSE”); the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully-paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

(v) The shares of authorized capital stock of the Company, including the Shares, conform in all material respects with the statements concerning them in the Registration Statement, the General Disclosure Package and the Prospectus.

(vi) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement complies, and the Prospectus and any amendments or supplements thereto will comply, as to form in all material respects with the requirements of the

Securities Act and the rules and regulations of the Commission thereunder. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission complied or will comply, as to form in all material respects to the requirements of the Securities Exchange Act of 1934 (“Exchange Act”) or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and, at all times during the period that begins on the date hereof and ends as of the Closing Date, and as of the Closing Date or the Option Closing Date, as the case may be, will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and, at all times during the period that begins on the date hereof and ends as of the Closing Date, and as of the Closing Date or the Option Closing Date, as the case may be, will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.

(vii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.

(viii) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(ii) below. The Company will file with the Commission all Issuer Free Writing Prospectuses required to be filed with the Commission in the time and manner required under Rules 163(b)(2) and 433(d) under the Securities Act.

(ix)(a) At the time of filing the Registration Statement, (b) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (c) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act and (d) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration form.

(x)(a) At the earliest time after the filing the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (b) as of the date hereof (with such date being used as the determination date for purposes of this clause(b)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(xi) The financial statements of the Company, together with related notes and schedules, as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the consolidated financial position and the results of operations of the Company and its Subsidiaries at the indicated dates and for the indicated periods. Such financial statements and the related notes and schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(xii) There is no action or proceeding pending or, to the knowledge of the Company, threatened (a) against the Company or its Subsidiaries or (b) involving any property of the Company or its Subsidiaries before any court or administrative agency which, if determined adversely to the Company or its Subsidiaries, would reasonably be expected to result in any Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(xiii) The Company, together with its Subsidiaries, has good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described (or as described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by it), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) or which are not material in amount or which do not materially interfere with the use made or proposed to be made of the property. The leases, agreements to purchase and mortgages to which the Company or any of its Subsidiaries is a party, and the guaranties of third parties (a) are the legal, valid and binding obligations of the Company, its Subsidiaries and, to the knowledge of the Company, of all other parties thereto, and the Company knows of no default or defenses currently existing with respect thereto which would reasonably be expected to result in any Material Adverse Effect, and (b) conform to any descriptions thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Each mortgage which the Company or any of its Subsidiaries holds on the properties described in the Registration Statement, the General Disclosure Package and the Prospectus constitutes a valid mortgage lien for the benefit of the Company or its Subsidiary, as the case may be, on such property.

(xiv) The Company has filed all Federal, state and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company.

(xv) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented (a) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries considered as one enterprise or the earnings, capital stock (except that issued and outstanding capital stock of the Company has increased due to issuances since such date of (I) 101,413 shares of Common Stock under the Company’s Dividend Reinvestment and Stock Purchase Plan, as amended, (II) 12,798 shares of Common Stock upon exercise of stock options granted under the Company’s Amended and Restated 2005 Long-Term Incentive Plan and (III) 303,078 shares of Common Stock under the Company’s Amended and Restated 2005 Long-Term Incentive Plan, which amount is partially offset by 66,377 shares of Common Stock that were withheld in kind upon the vesting of stock awards granted under such plan since December 31, 2011), business affairs, management, or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not occurring in the ordinary course of business, (b) there have been no liabilities or obligations incurred by the Company or any of its Subsidiaries that are material with respect to the Company and its Subsidiaries considered as one enterprise, and (c) there have been no transactions entered into by the Company or any of its Subsidiaries that are material with respect to the Company and its Subsidiaries considered as one enterprise, other than transactions in the ordinary course of business. There are no contingent obligations of the Company or any of its Subsidiaries that are material with respect to the Company and its Subsidiaries considered as one enterprise that are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi) The Company is not in violation of its charter or by-laws. No Subsidiary is in violation of its charter or by-laws, which violation will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries are (a) in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound, (b) in violation of any statute, or (c) in violation of any order, rule or regulation applicable to the Company, its Subsidiaries or its properties, of any court or of any regulatory body, administrative agency or other governmental body, any of which defaults or violations described in clauses (a) through (c) will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. The issue and sale of the Shares and the performance by the Company of all of its obligations under this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not after any required notice and passage of any applicable grace period conflict with or constitute a violation of any statute or conflict with or result in a breach of any of the terms or provisions of, constitute a default under or result in the imposition of any lien pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company, or any of its Subsidiaries, is a party or by which it or any of its properties may be bound, or a violation of its charter or by-laws or any order, rule or regulation applicable to the Company, its Subsidiaries or its properties of any court or of any regulatory body, administrative agency or other governmental body.

(xvii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (“FINRA”) or may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made by the Company, and is in full force and effect.

(xviii) The Company and its Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses and neither the Company nor any of its Subsidiaries have received any notice of infringement or of conflict with asserted rights of others with respect to any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and its Subsidiaries.

(xix) The Company qualifies as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, has so qualified for the taxable years ended December 31, 1984 through December 31, 2011 and no transaction or other event has occurred or is contemplated which would prevent the Company from so qualifying for its current taxable year.

(xx) To the best of the Company’s knowledge, Ernst & Young LLP, who has certified certain of the financial statements and related schedules filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”).

(xxi) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (a) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxiii) Since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (a) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company or (b) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(xxiv) To the knowledge of the Company, after inquiry of its officers and directors, there are no affiliations with any FINRA member firm among the Company’s officers, directors, or principal stockholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise disclosed in writing to the Underwriters.

(xxv) This Agreement has been duly authorized, executed and delivered by the Company.

(xxvi) Neither the Company nor any of its officers or directors has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M promulgated under the Exchange Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Company’s Common Stock. The Company acknowledges that the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Company’s Common Stock, including stabilizing bids, syndicate covering transactions and the imposition of penalty bids.

(xxvii) The Shares have been, or as of the Closing Date will be, approved for listing subject to official notice of issuance on the NYSE.

(xxviii) The Company is not, and immediately after the sale of the Shares pursuant to the terms and conditions of this Agreement will not be, an “investment company” within the meaning of the Investment Company Act of 1940.

(xxix) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

(xxx) The operations of the Company and its Subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxi) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC.

2. Purchase, Sale and Delivery of the Shares. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price of $51.36 per Share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof).

Payment for the Firm Shares to be sold hereunder is to be made by Federal Funds wire transfer to an account designated by the Company for the Firm Shares to be sold by the Company against delivery of the Firm Shares therefor to the Representatives. Such payment and delivery are to be made at the offices of Calfee, Halter & Griswold LLP, The Calfee Building, 1405 East Sixth Street, Cleveland, OH 44114 at 10:00 a.m. New York time, on February 27, 2012 or at such other time and date thereafter as the Representatives and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the NYSE is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed). The Firm Shares will be delivered by Mellon Investor Services LLC (the “Transfer Agent”) in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be delivered through book entry facilities of The Depository Trust Company (“DTC”) and made available for inspection by the Representatives at least one business day prior to the Closing Date at such place as the Representatives, DTC and the Company shall agree.

In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase severally the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving notice at any time and from time to time within 30 days after the date of this Agreement, by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such Option Shares are to be delivered. The time and date at which the Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). Notwithstanding the preceding sentence, if the option is exercised at least one day prior to the Closing Date, the notice of the exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. The Representatives may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made by Federal

Funds wire transfer to an account designated by the Company for the Option Shares to be sold by the Company against delivery of the Option Shares through the facilities of DTC. Such payment and delivery are to be made at the offices of Calfee, Halter & Griswold LLP, The Calfee Building, 1405 East Sixth Street, Cleveland, OH 44114, at 10:00 a.m. New York time, on the Option Closing Date. To the extent, if any, that the option is exercised, the Option Shares will be delivered by the Transfer Agent in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Option Closing Date, and will be delivered through book entry facilities of DTC and made available for inspection by the Representatives at least one business day prior to the Option Closing Date at such place as the Representatives, DTC and the Company shall agree.

3. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Shares as soon as the Representatives deem it advisable to do so. The Shares are to be initially offered to the public at the price and upon the terms set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

(i) The Company will (a) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act a prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Securities Act, (b) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations for so long as the Representatives may deem necessary in order to complete the distribution of the Shares and (c) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters; provided, however, that for each such report or preliminary or definitive proxy or information statement, the Company will not file any such report or preliminary or definitive proxy or information statement, or amendment thereto, of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Exchange Act.

(ii) The Company will (a) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (b) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (c) comply with the requirements of Rules 163, 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (d) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(iii) [Intentionally omitted.]

(iv) The Company will advise the Representatives promptly (a) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares shall have become effective, or any supplement to the Prospectus shall have been filed, (b) of the receipt of any comments from the Commission, (c) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose for so long as the Representatives may deem necessary in order to complete the distribution of the Shares, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and the Company will use its best efforts to prevent (x) the issuance of any such stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or (y) any such suspension of the qualification of the Shares for offering or sale in any jurisdiction, and to obtain as soon as possible the lifting of any such order, if issued, or such suspension of qualification.

(v) The Company will pay the fees applicable to the Registration Statement in connection with the offering of the Shares within the time required by Rule 456(b)(1)(i) under the Securities Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Securities Act) and in compliance with Rule 456(b) and Rule 457(r) under the Securities Act.

(vi) If at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (a) promptly notify the Representatives, (b) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (c) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Securities Act), and (d) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Securities Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares shall include such new registration statement or post-effective amendment, as the case may be.

(vii) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(viii) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will furnish upon request to the Representatives signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith.

(ix) The Company will comply with the Securities Act and the Rules and Regulations and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. Subject to the provisions of Section 4(i) above, if during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required by law to be delivered by an Underwriter or a dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (a) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (b) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

(x) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (a) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (b) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(xi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) in reasonable detail, covering a period of twelve consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(xii) The Company will, for a period of five years from the Closing Date, furnish upon request to the Representatives, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year and the Company will furnish upon request to the Representatives, as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

(xiii) The Company will use the net proceeds from the sale of the Shares pursuant to this Agreement in the manner specified under the heading “Use of Proceeds” in the Prospectus.

(xiv) No offering, sale, other disposition or any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock or any securities of the Company that are convertible into, exchangeable or exercisable for, or substantially similar to the Common Stock or on parity with or senior to the Common Stock (with respect to distribution rights or payments upon the Company’s liquidation, dissolution or winding up) will be made for a period of 30 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, except that the Company may, without such consent, (a) issue securities under the Company’s equity compensation plans for officers, employees, and non-employee directors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, (b) issue shares upon the exercise of options or other stock rights issued pursuant to the Company’s equity compensation plans for officers, employees, and non-employee directors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and the Windrose Medical Properties Trust 2002 Stock Incentive Plan, (c) sell shares of Common Stock pursuant to the Third Amended and Restated Dividend Reinvestment and Stock Purchase Plan filed with the Commission on May 10, 2010, (d) issue shares of Common Stock upon conversion of any 4.75% Convertible Senior Notes due 2026, 4.75% Convertible Senior Notes due 2027 and 3.00% Convertible Senior Notes due 2029 outstanding as of the date hereof, (e) issue shares upon conversion of any of the Company’s Series H Preferred Stock or Series I Preferred Stock and (f) issue shares of preferred stock for the purpose of redeeming the Company’s Series D Preferred Stock and Series F Preferred Stock and any shares of Common Stock issuable upon the conversion of such shares of preferred stock.

5. Costs and Expenses. The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: the fees incident to the issuance and delivery of the Shares; accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters, copies of the Registration Statement, the Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the applicable listing agreement for the NYSE; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares; the fees incident to the listing of the Shares on the NYSE and the applicable listing agreement with the NYSE. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriters’

expenses except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 6 hereof, or this Agreement is terminated pursuant to Section 10(i)(a) or Section 10(i)(g) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms is due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder, but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by any of them of the Shares.

6. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(i) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission. The Prospectus and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Securities Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request by the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.

(ii) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (a) any intended or potential downgrading or (b) any review or possible change that does not indicate an affirmation or improvement in the rating, if any, accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(iii) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, the opinion of Shumaker, Loop & Kendrick, LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Representatives, as representatives of the several Underwriters, to the effect that:

(a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(b) The Company is duly qualified to transact business in all jurisdictions in which the Company owns or leases real property, and in which the failure to qualify would have a Material Adverse Effect.

(c) The information contained in the line items “Preferred Stock” and “Common Stock” set forth in the consolidated balance sheet as of December 31, 2011 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in the section captioned “Capitalization” in the Prospectus (and any similar section or information contained in the General Disclosure Package) sets forth the authorized, issued and outstanding capital stock of the Company at the indicated date; the authorized shares of capital stock of the Company have been duly authorized; the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the certificates for the Shares or the uncertificated Shares, as the case may be, are in due and proper form; the shares of Common Stock, including Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

(d) The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act.

(e) The Registration Statement, at the time the Registration Statement became effective, and the Prospectus, as of the date of the Prospectus and as of the date hereof, and any amendment or supplement thereto, as of the date thereof, each complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated under the Securities Act (except in each case such counsel need express no opinion as to the financial statements, schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom). The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (other than the financial statements, schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), at the respective times such documents were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

(f) The statements under the caption “Description of Our Common Stock” in the General Disclosure Package and the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

(g) The statements under the caption “Certain Government Regulations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and any amendments thereto, as to matters of law stated therein, have been reviewed by such counsel and fairly summarize in all material respects the matters described therein which are material to the business or condition (financial or otherwise) of the Company.

(h) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus or any amendment or supplement thereto which are not so filed, incorporated by reference or described as required, and the provisions of such contracts and documents that are required to be described in the Registration Statement or the Prospectus or any amendment or supplement thereto are fairly summarized therein in all material respects.

(i) Such counsel knows of no material legal proceedings pending or threatened against the Company, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(j) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, including the issuance and sale of the Shares and the performance by the Company of its obligations under this Agreement, do not and will not after any required notice and passage of any applicable grace period conflict with or constitute a violation of any statute or conflict with or result in a breach of any of the terms or provisions of, constitute a default under or result in the imposition of any lien pursuant to (1) the charter or by-laws of the Company, (2) any agreement or instrument known to such counsel to which the Company is a party or by which the Company or the Company’s properties may be bound, which conflict, violation, breach, default or lien could reasonably be expected to have a Material Adverse Effect or (3) any order known to such counsel or rule or regulation of any court or governmental agency or body which in the experience of such counsel is customarily applicable to the transactions herein contemplated (except that such counsel expresses no opinion with respect to any requirement of FINRA or pursuant to any state securities or Blue Sky laws).

(k) This Agreement has been duly authorized, executed and delivered by the Company.

(l) The Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(m) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations thereunder (other than as may be required by the Commission or FINRA or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made by the Company, specifying the same.

(n) The Company is not, and immediately after the sale of the Shares pursuant to the terms and conditions of this Agreement will not be, an “investment company” within the meaning of the Investment Company Act of 1940.

(o) Any required filing pursuant to Rule 433 under the Securities Act of each Issuer Free Writing Prospectus that is identified on Schedule III hereto has been made within the time period required by Rule 433(d) under the Securities Act and any required filing of the Preliminary Prospectus, the Prospectus and any supplement thereto pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by Rule 424 under the Securities Act.

In addition, either such counsel or Arnold & Porter LLP, special tax counsel to the Company, will provide an opinion, based on such counsel’s own review of the Company’s certificate of incorporation, stating that the Company was organized and continues to be organized in conformity with the requirements for qualification as a real estate investment trust under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and, based on such counsel’s review of the Company’s federal income tax returns and discussions with management and independent public accountants for the Company, that the Company, taking into account operations for its taxable and fiscal years ended December 31, 2003 through December 31, 2011, satisfied the requirements for qualification and taxation as a real estate investment trust under the Code for such years and that its proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable and fiscal year ending December 31, 2012. Furthermore, such counsel shall opine that the statements contained under the heading “Taxation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and any amendments thereto, are correct and accurate in all material respects and present fairly and accurately the material aspects of the federal income tax (i) treatment of the Company and (ii) considerations that are likely to be material to a holder of the Common Stock.

In rendering such opinion, such counsel may rely as to matters governed by the laws of states other than the laws of the State of Ohio, the corporate laws of the State of Delaware or Federal laws on local counsel in such jurisdictions, provided that in such case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel and such other counsel shall indicate that the Underwriters may rely on such opinion. As to matters of fact, to the extent they deem proper, such counsel may rely on certificates of officers of the Company and public officials so long as such counsel states that they have no reason to believe that either the Underwriters or they are not justified in relying on such certificates. In addition to the matters set forth above, the opinion of Shumaker, Loop & Kendrick, LLP shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (a) the Registration Statement, as of the time of its effectiveness for purposes of Section 11 of the Securities Act and as of the Applicable Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (c) the Prospectus, or any supplement thereto, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial data included therein). With respect to such statement, Shumaker, Loop & Kendrick, LLP may state that this statement is based upon the procedures set forth or incorporated by reference therein, but is without independent check and verification.

(iv) The Representatives shall have received from Calfee, Halter & Griswold LLP, counsel for the Underwriters, on the Closing Date and the Option Closing Date, if any, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the organization of the Company, the validity of the Shares, the Registration Statement, the General Disclosure Package and the Prospectus, and other related matters as the Representatives reasonably may request and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters.

(v) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a signed letter, in form and substance satisfactory to the Representatives, dated the date hereof (a) confirming that they are an independent registered public accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act, the Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (b) stating the conclusions and findings of such firm with respect to the financial information examined by them and included or incorporated by reference in the Registration Statement and the General Disclosure Package and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(vi) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter, in form and substance satisfactory to the Representatives (the “bring-down letter”), of such accountants, dated the Closing Date and the Option Closing Date, if any, (a) confirming that they are an independent registered public accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act, the Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (b) stating the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and the financial information examined by them and included in the Prospectus and (c) confirming in all material respects the conclusions and findings set forth in the initial letter.

(vii) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Chairman of the Board, Chief Executive Officer and President and the Executive Vice President and Chief Financial Officer of the Company to the effect that on and as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(a) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

(b) Subsequent to the delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate an affirmation or improvement in the rating, if any, accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(c) He does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus which is not so disclosed therein or in a document incorporated by reference therein; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed therein or in a document incorporated by reference therein.

(d) He has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) He has carefully examined the Registration Statement and the Prospectus and in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement, including any document incorporated by reference therein, were true and correct, and such Registration Statement and Prospectus, or any document incorporated by reference therein, did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

(f) The representations and warranties of the Company as set forth in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be, as if made on such date. The Company has performed all of its obligations under this Agreement as are to be performed at or before the Closing Date or the Option Closing Date, as the case may be. The representations and warranties made in this clause (f) shall be deemed made by the Company.

(viii) The Representatives shall have received at or prior to the Closing Date, an agreement, in form and substance satisfactory to the Representatives, signed by the executive officers of the Company listed on Schedule V hereto (the “Executive Officers”) to the effect that they will not, prior to the expiration of 30 days from the date of this Agreement, offer, sell, swap or otherwise dispose of any shares of Common Stock, securities of the Company convertible into, exchangeable or exercisable for, or substantially similar to the Common Stock or on parity with or senior to the Common Stock (with respect to distribution rights or payments upon the Company’s liquidation, dissolution or winding up), or any securities that the Executive Officers have, or will have, the right to acquire through the exercise of options, warrants, subscription or other rights, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, except (a) pursuant to bona fide gifts, provided that the Company shall have delivered to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC written consent to such gift, but in no event shall the gifts under this subsection (a) of the Executive Officers exceed 75,000 shares of Common Stock in the aggregate, (b) pursuant to routine dispositions under Rule 10b5-1 Sales Plans entered into by certain Executive Officers prior to or after the date hereof, but in no event shall the dispositions under this subsection (b) of the Executive Officers exceed 200,000 shares of Common Stock in the aggregate, and (c) shares obtained pursuant to the Company’s equity compensation plans for officers, employees, and non-employee directors, provided that the Company shall have delivered to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC written consent to such sale, but in no event shall the sales under this subsection (c) of the Executive Officers exceed 100,000 shares of Common Stock in the aggregate.

(ix) The Shares to be sold by the Company as of the Closing Date or the Option Closing Date, as the case may be, shall have been duly approved for listing, subject to notice of issuance, on the NYSE.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Calfee, Halter & Griswold LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telecopy at or prior to the Closing Date. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7. Conditions of the Obligations of the Company. The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

8. Indemnification.

(i) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its officers and directors, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such Underwriter or such Affiliate, officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the case of the Registration Statement or any amendment thereto, or in the case of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made, and will reimburse each such Underwriter and each such Affiliate, officer, director or controlling person for any legal or other expenses reasonably incurred by such Underwriter or such Affiliate, officer, director or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(ii) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration

Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the case of the Registration Statement or any amendment thereto, or in the case of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, in the light of the circumstances under which they were made, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof as described in Section 13 of this Agreement. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(iii) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to so notify will not relieve the indemnifying party from any liability that the indemnifying party may have on account of the provisions of Sections 8(i) or (ii) or otherwise, except to the extent that the indemnifying party shall not have otherwise learned of such proceeding and such failure is materially prejudicial to the indemnifying party. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties and one local counsel. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(i) and by the Company in the case of parties indemnified pursuant to Section 8(ii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which such indemnified party is a party and indemnity was sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the fifth sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent to which the indemnification obligations of the Company hereunder are applicable if (a) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (b) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement (unless the indemnified party is contesting in good faith the amount so reimbursable).

(iv) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless to the extent required therein an indemnified party under Sections 8(i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(iii) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Underwriters bear to the total proceeds of the offering (the proceeds received by the Underwriters being equal to the total underwriting discounts and commissions received by the Underwriters), in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(iv), (a) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations under this Section 8(iv) to contribute are several in proportion to their respective underwriting obligations and not joint.

(v) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

9. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Underwriters, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets with a copy to the General Counsel and to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk; if to the Company, to Health Care REIT, Inc., 4500 Dorr Street, Toledo, Ohio 43615, or via fax at (419) 247-2826, Attention: George L. Chapman, Chairman of the Board, Chief Executive Officer and President.

10. Termination. This Agreement may be terminated by the Representatives by notice to the Company as follows:

(i) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Option Shares) if any of the following has occurred: (a) since the date hereof, any adverse change or any development involving a prospective adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business, that, in your judgment, is material so as to make the offering or delivery of the Shares impracticable or inadvisable, (b) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make the offering or delivery of the Shares impracticable or inadvisable, (c) trading in securities generally on the NYSE, the NYSE Amex Equities or the NASDAQ, or in the Company’s securities on the NYSE, shall have been suspended or materially limited (other than limitations on hours or numbers of days of trading) or minimum prices shall have been established for securities on any such exchange, (d) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (e) declaration of a banking moratorium by either federal or New York State authorities or material disruption in securities settlement or clearance services in the United States, (f) any litigation or proceeding is pending or threatened against any Underwriter which seeks to enjoin or otherwise restrain, or seeks damages in connection with, or questions the legality or validity of this Agreement or the transactions contemplated hereby, or (g) any downgrading, or the giving of any notice of (1) any intended or potential downgrading or (2) any review or possible change that does not indicate an affirmation or improvement in the rating, if any, accorded to any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act; or

(ii) as provided in Sections 6 and 11 of this Agreement.

11. Default by Underwriters. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date (except in the event of a default on the part of the Company), and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is ten percent or less of the aggregate number of Shares to be purchased on such date, the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Shares by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default (except in the event of a default on the part of the Company) occurs is more than ten percent of the aggregate number of Shares to be purchased, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing or the Option Closing, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Successors. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares merely because of such purchase.

13. Information Provided by Underwriters. The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the third and twelfth through eighteenth paragraphs (provided that, with respect to such eighteenth paragraph, only the Underwriter that maintains a website through which information relating to the sale of the Shares is provided shall be deemed to have provided information through such website for purposes of this Section 13 and the information so provided shall be deemed to include only the information contained in such website other than the Prospectus) under the caption “Underwriting” in the Prospectus.

14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (iii) delivery of and payment for the Shares under this Agreement.

The Company hereby acknowledges that each of the Underwriters is acting solely as an underwriter in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that any Underwriter act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that any Underwriter may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and the Underwriters each submits to the exclusive jurisdiction of the courts of the State of New York located in the City and County of New York and the United States District Court for the Southern District of New York with respect to any action or dispute in any way arising out of or relating to this Agreement. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

[The remainder of this page is intentionally left blank.]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

HEALTH CARE REIT, INC.

By:	/s/ George L. Chapman
Name:	George L. Chapman
Title:	Chairman, Chief Executive Officer
and President

The foregoing Underwriting Agreement

is hereby confirmed and accepted as

of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

DEUTSCHE BANK SECURITIES INC.

J.P. MORGAN SECURITIES LLC

As Representatives of the Underwriters listed on Schedule I

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

	By:	/s/ Gray W. Hampton III
	Name:	Gray W. Hampton III
	Title:	Managing Director

By:	DEUTSCHE BANK SECURITIES INC.

	By:	/s/ Reza Akhavi
	Name:	Reza Akhavi
	Title:	Managing Director

	By:	/s/ Neil Gupta
	Name:	Neil Gupta
	Title:	Director

By:	J.P. MORGAN SECURITIES LLC

	By:	/s/ Eddy Allegaert
	Name:	Eddy Allegaert
	Title:	Managing Director

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Shares to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,539,236
Deutsche Bank Securities Inc.	3,121,779
J.P. Morgan Securities LLC	3,121,779
UBS Securities LLC	1,235,030
Wells Fargo Securities, LLC	1,235,030
Barclays Capital Inc.	617,515
Citigroup Global Markets Inc.	617,515
KeyBanc Capital Markets Inc.	617,515
Morgan Stanley & Co. LLC	617,515
Credit Agricole Securities (USA) Inc.	385,947
RBC Capital Markets, LLC	385,947
Raymond James & Associates, Inc.	385,947
Stifel, Nicolaus & Company, Incorporated	385,947
PNC Capital Markets LLC	192,973
RBS Securities Inc.	192,973
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	115,784
Comerica Securities, Inc.	115,784
The Huntington Investment Company	115,784
Total	18,000,000

SCHEDULE II

Public Offering Price Per Share:	$53.50

Number of Shares Subject to the Offering:	18,000,000

SCHEDULE III

None.

SCHEDULE IV

Schedule of Subsidiaries

Name of Subsidiary	State of Organization	Name of Subsidiary	State of Organization

		2003 Falls Boulevard Quincy LLC	DE
1 Sutphin Drive Associates, LLC	WV	2005 Route 22 West, LLC	DE
100 Knoedler Road, LLC	DE	2021 Highway 35, LLC	DE
101 Bickford Extension Avon LLC	DE	209 Merriman Road, L.L.C.	DE
101 Membership Company of Maryland, Inc.	MD	21 Bradley Road Woodbridge LLC	DE
101 Membership Company of West Virginia, Inc.	WV	2101 New Hope Street, LLC	DE
101 Membership Holding Company I		22 Richardson Road Centerville LLC	DE
of Pennsylvania, Inc.	PA	222 East Beech Street - Jefferson, L.L.C.	DE
1011 E. Pecan Grove Road, LLC	DE	2281 Country Club Drive, LLC	DE
10225 Cypresswood Drive, LLC	DE	22955 Eastex Freeway, LLC	DE
10475 Wilshire Boulevard, LLC	DE	23 Southpointe Drive, LLC	DE
111 Lazelle Road East, LLC	DE	2300 Washington Street Newton LLC	DE
111 South Shore Drive East Haven LLC	DE	2325 Rockwell Drive, LLC	DE
1118 N. Stoneman Avenue, LLC	DE	2341 W. Norvell Bryant Highway, LLC	DE
1160 Elm Street Rocky Hill LLC	DE	2387 Boston Road Wilbraham LLC	DE
1205 North Church Street, LLC	DE	240 E. Third Street, LLC	DE
1221 Seventh Street, LLC	DE	2416 Brentwood Street, LLC	DE
12429 Scofield Farms Drive, LLC	DE	242 Main Street Salem LLC	DE
130 Buena Vista Street, LLC	DE	246A Federal Road Brookfield LLC	DE
13075 Evening Creek Drive South, LLC	DE	25 Cobb Street Mansfield LLC	DE
132 Warwick Road, LLC	DE	2695 Valleyview Boulevard, LLC	DE
1329 Brown Street, LLC	DE	27 Forest Falls Drive Yarmouth LLC	DE
1340 N. Washington Boulevard, LLC	DE	2750 Reservoir Avenue Trumbull LLC	DE
1405 Limekiln Pike, LLC	DE	280 Newtonville Avenue Newton LLC	DE
1425 Yorkland Road, LLC	DE	2860 Country Drive, LLC	DE
143 West Franklin Avenue, LLC	DE	2929 West Holcombe Boulevard, LLC	DE
1460 Johnson Ferry Road, LLC	DE	300 Pleasant Street Concord LLC	DE
14707 Northville Road, LLC	DE	303 Valley Road Middletown LLC	DE
1500 Borden Road, LLC	DE	311 E. Hawkins Parkway, LLC	DE
153 Cardinal Drive Agawam LLC	DE	3200 West Slaughter Lane, LLC	DE
1530 Needmore Holdings, LLC	DE	331 Holt Lane Associates, LLC	WV
155 Raymond Road, LLC	DE	340 May Street Worcester LLC	DE
1565 Virginia Ranch Road, LLC	DE	3434 Watters Road, LLC	DE
1625 W. Spring Street, LLC	DE	35 Hamden Hills Drive Hamden LLC	DE
1710 S.W. Health Parkway, LLC	DE	350 Locust Drive, LLC	DE
17231 Mill Forest Road, LLC	DE	3535 Manchester Avenue, LLC	DE
1785 Freshley Avenue, LLC	DE	36101 Seaside Boulevard, LLC	DE
180 Scott Road Waterbury LLC	DE	3625 Green Crest Street, LLC	DE
1818 Martin Drive, LLC	DE	3921 North Main Street, LLC	DE
1850 Crown Park Court, LLC	DE	402 South Colonial Drive, LLC	DE
1920 Cleveland Road West, LLC	DE	41 Springfield Avenue, LLC	DE
2 Technology Drive North Chelmsford LLC	DE	417 Main Street Niantic LLC	DE
20 Academy Lane LLC	DE	4206 Stammer Place, LLC	DE
200 E. Village Road, LLC	DE	422 23rd Street Associates, LLC	WV

430 Centre Street Newton LLC	DE	Anchor HCN Properties II, LLC	DE
430 North Union Road, LLC	DE	Anchor HCN Properties, LLC	DE
4315 Johns Creek Parkway, LLC	DE	Apple Valley Operating Corp.	MA
432 Buckland Road South Windsor LLC	DE	Arcadia Associates	MA
438 23rd Street Associates, LLC	WV	ASL, Inc.	MA
4500 Dorr Street Holdings, LLC	DE	Badger RE Portfolio I, LLC	WI
4775 Village Drive, LLC	DE	Badger RE Portfolio II, LLC	WI
4855 Snyder Lane, LLC	DE	Badger RE Portfolio III, LLC	WI
5 Rolling Meadows Associates, LLC	WV	Badger RE Portfolio IV, LLC	WI
50 Sutherland Road Brighton LLC	DE	Badger RE Portfolio V, LLC	WI
500 Seven Fields Boulevard, LLC	DE	BAL Colts Neck LLC	DE
504 North River Road, LLC	DE	BAL Fenwick Island LLC	DE
511 Kensington Avenue Meriden LLC	DE	BAL Governor’s Crossing LLC	DE
515 Jack Martin Boulevard, LLC	DE	BAL Holdings I, LLC	DE
5165 Summit Ridge Court, LLC	DE	BAL Holdings II, LLC	DE
5166 Spanson Drive SE, LLC	DE	BAL Holdings III, LLC	DE
5437 Eisenhauer Road, LLC	DE	BAL Holdings VII, LLC	DE
5455 Glenridge Drive, NE, LLC	DE	BAL Howell LLC	DE
5521 Village Creek Drive, LLC	DE	BAL Longwood LLC	PA
5550 Old Jacksonville Highway, LLC	DE	BAL Reflections LLC	DE
5700 Karl Road, LLC	DE	BAL Savoy Little Neck LLC	DE
5902 North Street, LLC	DE	BAL Sycamore LLC	DE
645 Saybrook Road Middletown LLC	DE	BAL Toms River LLC	DE
655 Mansell Road, LLC	DE	Ballard Healthcare Investors, LLC	DE
6605 Quail Hollow Road, LLC	DE	Bellevue Healthcare Properties, LLC	DE
680 Mountain Boulevard, LLC	DE	Bellevue Physicians, LLC	DE
687 Harbor Road Shelburne LLC	DE	Belmont Village Buckhead Tenant, LLC	DE
6949 Main Street, LLC	DE	Belmont Village Cardiff Tenant, LLC	DE
699 South Park Associates, LLC	WV	Belmont Village Green Hills Tenant, LLC	DE
700 Chickering Road North Andover LLC	DE	Belmont Village Johns Creek Tenant, LLC	DE
700 Smith Street Providence LLC	DE	Belmont Village Landlord, LLC	DE
701 Market Street, LLC	DE	Belmont Village Memphis Tenant, LLC	DE
721 Hickory Street, LLC	DE	Belmont Village Sabre Springs Tenant, LLC	DE
7231 East Broadway, LLC	DE	Belmont Village Tenant, LLC	DE
731 Old Buck Lane, LLC	DE	Belmont Village West University Tenant, LLC	DE
75 Minnesota Avenue Warwick LLC	DE	Belmont Village Westwood Tenant, LLC	DE
750 North Collegiate Drive, LLC	DE	Benchmark Investments X LLC	DE
7610 Isabella Way, LLC	DE	Benchmark Investments X Newtonville
77 Plains Road LLC	DE	Holding Company LLC	DE
7950 Baybranch Drive, LLC	DE	Berkeley Haven Limited Partnership	WV
799 Yellowstone Drive, LLC	DE	Berks Nursing Homes, Inc.	PA
800 Oregon Street, LLC	DE	Boardman Physicians LLC	DE
8503 Mystic Park, LLC	DE	Brandall Central Avenue, LLC	DE
867 York Road Associates, LLC	PA	Breyut Convalescent Center, L.L.C.	NJ
8702 South Course Drive, LLC	DE	Bridgeton Healthcare Investors, LLC	DE
901 Florsheim Drive, LLC	DE	Brierbrook Partners, LLC	TN
935 Union Lake Road, LLC	DE	Brinton Manor, Inc.	DE
965 Hager Drive, LLC	DE	BSL Huntington Terrace LLC	DE
9802 48th Drive NE, LLC	DE	Burlington Woods Convalescent Center, Inc.	NJ
Academy Nursing Home, Inc.	MA	B-X Agawam LLC	DE
ADS / Multicare, Inc.	DE	B-X Avon LLC	DE
AMCO I, LLC	WI	B-X Brighton LLC	DE
Anchor HCN Doylestown, LLC	DE	B-X Brookfield LLC	DE

2

B-X Centerville LLC	DE	DRF Lenexa LLC	MN
B-X Concord LLC	DE	DRF Lincoln LLC	MN
B-X Danvers LLC	DE	DRF LSL LLC	MN
B-X East Haven LLC	DE	DRF Shawnee Mission LLC	MN
B-X Hamden LLC	DE	DRF South Valley LLC	MN
B-X Mansfield LLC	DE	DRF Southwest Medical Building LLC	MN
B-X Meriden LLC	DE	DRF Westminster LLC	MN
B-X Middletown CT LLC	DE	DSG-2010 Loans I, Inc.	DE
B-X Middletown RI LLC	DE	Dublin Senior Community DRV, LLC	OK
B-X Milford LLC	DE	Dublin Senior Community WPP, LLC	OK
B-X Mystic LLC	DE	Easton Meridian Limited Partnership	MD
B-X Newton LLC	DE	Edella Street Associates	PA
B-X Newton Lower Falls LLC	DE	Encare of Mendham, L.L.C.	NJ
B-X Newtonville LLC	DE	Encare of Pennypack, Inc.	PA
B-X Niantic LLC	DE	Encare of Quakertown, Inc.	PA
B-X North Andover LLC	DE	Encare of Wyncote, Inc.	PA
B-X North Chelmsford LLC	DE	FC-GEN Acquisition Holdings, LLC	DE
B-X Operations Holding Company LLC	DE	FC-GEN Acquisition, Inc.	DE
B-X Providence LLC	DE	FC-GEN Real Estate, LLC	DE
B-X Quincy LLC	DE	FC-JEN Leasing, LLC	DE
B-X Rocky Hill LLC	DE	FHC Mount Vernon LLC	MN
B-X Salem LLC	DE	FLA-PALM COURT, limited partnership	FL
B-X Shelburne LLC	DE	Frauenshuh Ballard LLC	MN
B-X South Windsor LLC	DE	Frauenshuh Bridgeton LLC	MN
B-X Trumbull LLC	DE	Frauenshuh Burleson LLC	DE
B-X Warwick LLC	DE	Frauenshuh Greeneville LLC	MN
B-X Waterbury LLC	DE	Frauenshuh Harker Heights, LLC	DE
B-X Wilbraham LLC	DE	Frauenshuh HealthCare Properties, LLC	DE
B-X Willows Cottages LLC	DE	Frauenshuh HealthCare Real Estate
B-X Willows Cottages Trustee LLC	DE	Solutions, LLC	MN
B-X Woodbridge LLC	DE	Frauenshuh HealthCare Venture
B-X Worcester LLC	DE	Properties, LLC	DE
B-X Yarmouth LLC	DE	Frauenshuh Killeen LLC	MN
CAL-GAT Limited Partnership	FL	Frauenshuh Tacoma LLC	DE
CAL-LAK Limited Partnership	FL	Frauenshuh Temple LLC	DE
Canterbury of Shepherdstown		Gemini Davenport, LLC	OK
Limited Partnership	WV	Gemini Las Colinas, L.L.C.	OK
Catonsville Meridian Limited Partnership	MD	Gemini Romeoville, LLC	OK
Concord Health Group, Inc.	DE	Gemini SS Lessee, LLC	OK
Cooper Holding, L.L.C.	FL	Gemini Villa Ventura, L.L.C.	OK
Cooper, L.L.C.	DE	Gemini Wexford, L.L.C.	OK
Crestview Convalescent Home, Inc.	PA	Genesis ElderCare Centers - Harston, Inc.	PA
Crestview North, Inc.	PA	Genesis ElderCare Corp.	DE
CRP/BWN Litchfield L.L.C.	DE	Genesis Eldercare National Centers, Inc.	FL
Cumberland Associates of Rhode Island, L.P.	DE	Genesis Health Care Corporation	PA
DELM Nursing, Inc.	PA	Genesis Health Care Holding Company I, Inc.	DE
DePaul Physicians, LLC	DE	Genesis Health Care Holding Company II, Inc.	DE
Dover ALF, LLC	DE	Genesis Health Ventures of Bloomfield, Inc.	PA
Dover Health Care Associates, Inc.	DE	Genesis Health Ventures of Clarks Summit, Inc.	PA
DRF Boardman LLC	MN	Genesis Health Ventures of Massachusetts, Inc.	PA
DRF Bridgeton LLC	MN	Genesis Health Ventures of Naugatuck, Inc.	PA
DRF Durango LLC	MN	Genesis Health Ventures of Salisbury, Inc.	PA
DRF Great Falls LLC	MN	Genesis Health Ventures of West Virginia, Inc.	PA

3

Genesis Health Ventures of West Virginia, L.P.	PA	HCN-TH Wisconsin V, LLC	DE
Genesis Health Ventures of Wilkes-Barre, Inc.	PA	HCN-TH Wisconsin VI, LLC	DE
Genesis Healthcare Centers Holdings, Inc.	DE	HCN-TH Wisconsin VII, LLC	DE
Genesis Meridian 7 Leasing Properties		HCN-TH Wisconsin VIII, LLC	DE
Limited Partnership, L.L.P.	VA	HCRE Solutions, LLC	DE
Genesis Meridian 7 Partnership		HCRI 3400 Old Milton, LLC	DE
Holding Company L.L.C.	DE	HCRI Abingdon Holdings, Inc.	NC
Genesis Properties of Delaware Corporation	DE	HCRI Abingdon Properties, LP	NC
Genesis Properties of Delaware		HCRI Akron Properties, LLC	DE
Ltd. Partnership, L.P.	DE	HCRI Allen Medical Facility, LLC	DE
Genesis/Harbor, LLC	DE	HCRI Ancillary TRS, Inc.	DE
Geriatric & Medical Companies, Inc.	DE	HCRI Asheboro Holdings, Inc.	NC
Geriatric and Medical Services, Inc.	NJ	HCRI Asheboro Properties, LP	NC
Geri-Med Corp.	PA	HCRI Beachwood, Inc.	OH
Glenmark Associates, Inc.	WV	HCRI Boardman Properties, LLC	DE
Glenmark Associates-Dawnview Manor, Inc.	WV	HCRI Broadview, Inc.	OH
Glenmark Properties I, Limited Partnership	WV	HCRI Burlington Manor Holdings, Inc.	NC
Glenmark Properties, Inc.	WV	HCRI Burlington Manor Properties, LP	NC
GMA Partnership Holding Company, Inc.	WV	HCRI Carmel Building A Medical Facility, LLC	DE
GMA-Brightwood, Inc.	WV	HCRI Carmel Building B Medical Facility, LLC	DE
GMA-Madison, Inc.	WV	HCRI Cold Spring Properties, LLC	DE
GMA-Uniontown, Inc.	PA	HCRI Concord Place Holdings, Inc.	NC
Grand Ledge I, LLC	DE	HCRI Concord Place Properties, LP	NC
Great Falls Clinic – Frauenshuh, LLC	MN	HCRI Dallas Medical Facility, LLC	DE
Greeneville Healthcare Investors, LLC	DE	HCRI Dayton Place – Denver Properties, LLC	DE
Greenspring Meridian Limited Partnership	MD	HCRI Deerfield Beach Medical Facility, LLC	DE
Groton Associates of Connecticut, L.P.	DE	HCRI Draper Place Properties Trust	MA
Hammes Company Green Bay I, LLC	WI	HCRI Drum Hill Properties, LLC	DE
Hammes Company Green Bay II, LLC	WI	HCRI Eddy Pond Properties Trust	MA
Hammonds Lane Meridian Limited Partnership	MD	HCRI Eden Holdings, Inc.	NC
HC Mill Creek I, LLC	WI	HCRI Eden Properties, LP	NC
HC Redmond I, LLC	WI	HCRI Emerald Holdings, LLC	DE
HC Summit I, LLC	WI	HCRI Fairmont Properties, LLC	DE
HCN Access Holdings, LLC	DE	HCRI Financial Services, LLC	DE
HCN Access Las Vegas I, LLC	DE	HCRI Financing, Inc.	DE
HCN Anchor Covington, LLC	DE	HCRI Fore River Medical Facility, LLC	DE
HCN Capital Holdings II, LLC	DE	HCRI Gaston Manor Holdings, Inc.	NC
HCN Capital Holdings, LLC	DE	HCRI Gaston Manor Properties, LP	NC
HCN Development Services Group, Inc.	IN	HCRI High Point Manor Holdings, Inc.	NC
HCN Emerald Holdings, LLC	DE	HCRI High Point Manor Properties, LP	NC
HCN FCE Life Sciences, LLC	DE	HCRI Holdings Trust	MA
HCN Interra Lake Travis LTACH, LLC	DE	HCRI Hunters Glen Properties, LLC	DE
HCN Lake Travis Holdings, LLC	DE	HCRI Illinois Properties II, LLC	DE
HCN Lake Travis Property One, LLC	DE	HCRI Illinois Properties, LLC	DE
HCN Lake Travis Property Two, LLC	DE	HCRI Indiana Properties, Inc.	DE
HCN Medicus Holdings, LLC	DE	HCRI Indiana Properties, LLC	IN
HCN Navvis Clarkson Valley, LLC	DE	HCRI Investments, Inc.	DE
HCN Rendina Holdings, LLC	DE	HCRI Kansas Properties, LLC	DE
HCN Rendina Merced, LLC	DE	HCRI Kentucky Properties, LLC	KY
HCN-TH Wisconsin I, LLC	DE	HCRI Kirkland Properties, LLC	DE
HCN-TH Wisconsin II, LLC	DE	HCRI Limited Holdings, Inc.	DE
HCN-TH Wisconsin III, LLC	DE	HCRI Logistics, Inc.	DE
HCN-TH Wisconsin IV, LLC	DE	HCRI Louisiana Properties, L.P.	DE

4

HCRI Marina Place Properties Trust	MA	Health Resources of Cinnaminson, Inc.	NJ
HCRI Massachusetts Properties Trust	MA	Health Resources of Cranbury, L.L.C.	NJ
HCRI Massachusetts Properties Trust II	MA	Health Resources of Cumberland, Inc.	DE
HCRI Massachusetts Properties, Inc.	DE	Health Resources of Eatontown, L.L.C.	NJ
HCRI Merrillville Medical Facility, LLC	DE	Health Resources of Emery, L.L.C.	NJ
HCRI Missouri Properties, LLC	DE	Health Resources of Englewood, Inc.	NJ
HCRI Nassau Bay Medical Facility, LLC	DE	Health Resources of Fair Lawn, L.L.C.	NJ
HCRI Nevada Properties, Inc.	NV	Health Resources of Gardner, Inc.	DE
HCRI New Hampshire Properties, LLC	DE	Health Resources of Glastonbury, Inc.	CT
HCRI North Carolina Properties I, Inc.	NC	Health Resources of Groton, Inc.	DE
HCRI North Carolina Properties II, Inc.	NC	Health Resources of Middletown (RI), Inc.	DE
HCRI North Carolina Properties III,		Health Resources of Ridgewood, L.L.C.	NJ
Limited Partnership	NC	Health Resources of Rockville, Inc.	DE
HCRI North Carolina Properties, LLC	DE	Health Resources of South Brunswick, L.L.C.	NJ
HCRI NY-NJ Properties, LLC	DE	Health Resources of Wallingford, Inc.	DE
HCRI Pennsylvania Properties, Inc.	PA	Health Resources of Warwick, Inc.	DE
HCRI Plano Medical Facility, LLC	DE	Health Resources of West Orange, L.L.C.	NJ
HCRI Prestonwood Medical Facility, LLC	DE	Healthcare Property Managers of America, LLC	FL
HCRI Provider Properties, LLC	DE	Healthcare Resources Corp.	PA
HCRI Raleigh Medical Facility, LLC	DE	Heat Merger Sub, LLC	DE
HCRI Ridgeland Pointe Properties, LLC	DE	Heat OP TRS, Inc.	DE
HCRI Rogers Medical Facility, LLC	DE	HH Florida, LLC	DE
HCRI Roswell I Medical Facility, LLC	DE	Hilltop Health Care Center, Inc.	DE
HCRI Roswell II Medical Facility, LLC	DE	Holly Manor Associates of New Jersey, L.P.	DE
HCRI Roswell III Medical Facility, LLC	DE	Horizon Associates, Inc.	WV
HCRI Senior Housing Properties, Inc.	DE	HRWV Huntington, Inc.	WV
HCRI Southern Investments I, Inc.	DE	Kaiser Gemini Burgundy, LLC	OK
HCRI Southlake Medical Facility, LLC	DE	Kaiser Gemini Woodland, LLC	OK
HCRI Statesville Place Holdings I, Inc.	NC	Keystone Nursing Home, Inc.	DE
HCRI Statesville Place Holdings II, Inc.	NC	Killeen Healthcare Investors, LLC	DE
HCRI Statesville Place Properties I, LP	NC	Knollwood Manor, Inc.	PA
HCRI Statesville Place Properties II, LP	NC	Lake Mead Medical Investors Limited Partnership	FL
HCRI Summit Properties, LLC	DE	Laurel Health Resources, Inc.	DE
HCRI Tallahassee Medical Facility, LLC	DE	Lehigh Nursing Homes, Inc.	PA
HCRI Tennessee Properties, Inc.	DE	Lenexa Investors, LLC	DE
HCRI Tennessee Properties, LLC	DE	LLUMCM, LLC	DE
HCRI Texas Health Southlake Hospital		Mabri Convalescent Center, Inc.	CT
Medical Facility, LLC	DE	Markglen, Inc.	WV
HCRI Texas Properties, Inc.	DE	Marlinton Associates Limited Partnership	WV
HCRI Texas Properties, Ltd.	TX	Marlinton Associates, Inc.	PA
HCRI TRS Acquirer II, LLC	DE	Marlinton Partnership Holding Company, Inc.	PA
HCRI TRS Acquirer, LLC	DE	McKerley Health Care Center – Concord
HCRI Tucson Properties, Inc.	DE	Limited Partnership	NH
HCRI Van Nuys Medical Facility, LLC	DE	McKerley Health Care Center - Concord, Inc.	NH
HCRI Virginia Beach Medical Facility, LLC	DE	McKerley Health Care Centers, Inc.	NH
HCRI Weddington Park Holdings, Inc.	NC	McKerley Health Facilities	NH
HCRI Weddington Park Properties, LP	NC	Med Properties Asset Group, L.L.C.	IN
HCRI Westgate Medical Facility, LLC	DE	Medical Real Estate Property
HCRI Westlake, Inc.	OH	Managers of America, LLC	FL
HCRI Wilburn Gardens Properties, LLC	DE	Mercerville Associates of New Jersey, L.P.	DE
HCRI Wisconsin Properties, LLC	WI	Meridian Edgewood Limited Partnership	MD
Health Care REIT, Inc.	DE	Meridian Health, Inc.	PA
Health Resources of Cedar Grove, Inc.	NJ	Meridian Healthcare, Inc.	PA

5

Meridian Perring Limited Partnership	MD	Millville Meridian Limited Partnership	MD
Meridian Valley Limited Partnership	MD	MIMA Real Estate, L.L.C.	FL
Meridian Valley View Limited Partnership	MD	Montgomery Nursing Homes, Inc.	PA
Meridian/Constellation Limited Partnership	MD	Moorestown Physicians, LLC	DE
Merrill Gardens Harbor Court, LLC	WA	Mount Vernon Physicians, LLC	DE
Merrill Gardens Windsor Manor, LLC	WA	Murrieta Healthcare Investors, LLC	DE
MG Landlord, LLC	DE	Murrieta Healthcare Properties, LLC	DE
MG Tenant, LLC	DE	North Cape Convalescent Center
MGP 41, LLC	DE	Associates, L.P.	PA
MGP 42, LLC	DE	Northwest Total Care Center Associates L.P.	NJ
MGP 43, LLC	DE	Nursing and Retirement Center
MGP 44, LLC	DE	of the Andovers, Inc.	MA
MGP 45, LLC	DE	One Veronica Drive Danvers LLC	DE
MGP 46, LLC	DE	Paramount Real Estate Services, Inc.	DE
MGP 47, LLC	DE	Parthenon Property Holdings, LLC	DE
MGP 48, LLC	DE	Pennsylvania BCC Properties, Inc.	PA
MGP 49, LLC	DE	Petoskey I, LLC	DE
MGP 50, LLC	DE	Petoskey II, LLC	DE
MGP 51, LLC	DE	Philadelphia Avenue Associates	PA
MGP 52, LLC	DE	Philadelphia Avenue Corporation	PA
MGP I, LLC	WA	Pleasant View Retirement Limited
MGP V, LLC	WA	Liability Company	DE
MGP VI, LLC	WA	Plymouth I, LLC	DE
MGP X, LLC	WA	Pompton Associates, L.P.	NJ
MGP XI, LLC	WA	Pompton Care, L.L.C.	NJ
MGP XII, LLC	WA	Prescott Nursing Home, Inc.	MA
MGP XIII, LLC	WA	Providence Health Care, Inc.	DE
MGP XIV, LLC	WA	PVL Landlord - BC, LLC	DE
MGP XIX, LLC	WA	PVL Landlord - Hattiesburg, LLC	DE
MGP XL, LLC	WA	PVL Landlord - STL Hills, LLC	DE
MGP XV, LLC	WA	PVL Landlord- Webster, LLC	DE
MGP XVI, LLC	WA	Raleigh Manor Limited Partnership	WV
MGP XVII, LLC	WA	Redmond Partners, LLC	DE
MGP XXIX, LLC	WA	Rest Haven Nursing Home, Inc.	WV
MGP XXV, LLC	WA	River Street Associates	PA
MGP XXXII, LLC	WA	Rose View Manor, Inc.	PA
MGP XXXIII, LLC	WA	RVNR, Inc.	DE
MGP XXXIX, LLC	WA	S&R Property SPE, LLC	DE
MGP XXXVII, LLC	WA	Sarah Brayton General Partnership
MGP XXXVIII, LLC	WA	f/k/a Charlton Nursing Care Center Partnership	MA
Middletown (RI) Associates of		Schuylkill Nursing Homes, Inc.	PA
Rhode Island, L.P.	DE	Senior Living Ventures, Inc.	PA
Midland I, LLC	DE	Senior Star Investments I, LLC	DE
Midwest 108th & Q, LLC	DE	Senior Star Tenant, LLC	DE
Midwest Ames, LLC	DE	Shawnee Mission Investors, LLC	DE
Midwest Miracle Hills, LLC	DE	Silverado Senior Living Alhambra, Inc.	CA
Midwest Prestwick, LLC	DE	Silverado Senior Living Azusa, Inc.	CA
Midwest Van Dorn, LLC	DE	Silverado Senior Living Costa Mesa, Inc.	CA
Midwest Village of Columbus, LLC	DE	Silverado Senior Living Dallas, Inc.	DE
Midwest Windermere, LLC	DE	Silverado Senior Living Encinitas, Inc.	CA
Midwest Woodbridge, LLC	DE	Silverado Senior Living Escondido, Inc.	CA
Milford ALF, LLC	DE	Silverado Senior Living Houston, Inc.	DE
Mill Creek Real Estate Partners, LLC	DE	Silverado Senior Living Las Colinas, Inc.	DE

6

Silverado Senior Living Los Angeles, Inc.	CA	The Sarah Brayton Partnership
Silverado Senior Living of Cypresswood, Inc.	DE	Holding Company, Inc.	DE
Silverado Senior Living of Kingwood, Inc.	DE	The Somerset Partnership Holding Company	MA
Silverado Senior Living of Sugarland, Inc.	DE	The Straus Group - Hopkins House, L.P.	NJ
Silverado Senior Living of Woodlands, Inc.	DE	The Straus Group - Old Bridge, L.P.	NJ
Silverado Senior Living Properties, Inc.	DE	The Straus Group - Quakertown Manor, L.P.	NJ
Silverado Senior Living Redondo Beach, Inc.	CA	The Straus Group - Ridgewood, L.P.	NJ
Silverado Senior Living Salt Lake City, Inc.	DE	Villas Realty & Investments, Inc.	PA
Silverado Senior Living San Juan Capistrano, Inc.	CA	Voorhees Healthcare Properties, LLC	DE
Silverado Senior Living Scottsdale, Inc.	DE	Voorhees Physicians, LLC	DE
Silverado Senior Living Turtle Creek, Inc.	DE	Waldorf Property, LLC	MD
Silverado Senior Living Tustin, Inc.	CA	Wallingford Associates of Connecticut, L.P.	DE
Silverado Senior Living, Inc.	CA	Warrior LP Holdco, LLC	DE
Solomont Family Fall River Venture, Inc.	MA	Warwick Associates of Rhode Island, L.P.	DE
Somerset Ridge General Partnership	MA	Waterstone I, LLC	DE
South Valley Medical Building L.L.C.	MN	West Boynton Investors, LLLP	FL
South Valley Venture, LLC	MN	Westford Nursing and Retirement
Southern Ocean GP, LLC	NJ	Center Limited Partnership	MA
SR-73 and Lakeside Ave LLC	DE	Westford Nursing and Retirement Center, Inc.	MA
SSL Aspen Park SPE, LLC	DE	Westminster Junction Venture, LLC	MN
SSL Landlord, LLC	DE	White Lake I, LLC	DE
SSL Sponsor, LLC	DE	Willow Manor Nursing Home, Inc.	MA
SSL Tenant, LLC	DE	Windrose 310 Properties, L.L.C.	TN
St. Joseph Physicians, LLC	DE	Windrose 4475 Sierra Properties, L.L.C.	DE
Stafford Associates of N.J., L.P.	NJ	Windrose Aberdeen I Properties, L.L.C.	FL
Stafford Convalescent Center, Inc.	DE	Windrose Aberdeen II Properties, L.L.C.	DE
Stafford Medical Office Pavilion, LLC	DE	Windrose Atrium Properties, L.L.C.	DE
Subtenant 10225 Cypresswood Drive, LLC	DE	Windrose AWPC II Properties, LLC	DE
Subtenant 1118 N. Stoneman Avenue, LLC	DE	Windrose AZ-Tempe Properties, LLC	DE
Subtenant 1221 Seventh Street, LLC	DE	Windrose Bartlett Properties, LLC	DE
Subtenant 125 W. Sierra Madre Avenue, LLC	DE	Windrose Bethesda Properties, LLC	DE
Subtenant 1301 Ralston Avenue, LLC	DE	Windrose Biltmore Properties, L.L.C.	VA
Subtenant 1430 East 4500 South, LLC	DE	Windrose Central Medical II Properties, L.L.C.	VA
Subtenant 1500 Borden Road, LLC	DE	Windrose Central Medical III Properties, L.L.C.	VA
Subtenant 22955 Eastex Freeway, LLC	DE	Windrose Central Medical Properties, L.L.C.	DE
Subtenant 240 E. Third Street, LLC	DE	Windrose Claremore Properties, LLC	DE
Subtenant 30311 Camino Capistrano, LLC	DE	Windrose Congress I Properties, L.P.	DE
Subtenant 330 North Hayworth Avenue, LLC	DE	Windrose Congress II Properties, L.P.	DE
Subtenant 335 Saxony Road, LLC	DE	Windrose Coral Springs Properties, L.L.C.	VA
Subtenant 350 W. Bay Street, LLC	DE	Windrose Cottonwood Properties, LLC	DE
Subtenant 3611 Dickason Avenue, LLC	DE	Windrose Denton Properties, LLC	DE
Subtenant 514 N. Prospect Avenue, LLC	DE	Windrose Desert Springs Properties, L.P.	DE
Subtenant 5521 Village Creek Drive, LLC	DE	Windrose East Valley Properties, LLC	DE
Subtenant 7950 Baybranch Drive, LLC	DE	Windrose East West Properties, L.L.C.	VA
Subtenant 8855 West Valley Ranch Parkway, LLC	DE	Windrose Fayetteville Properties, L.L.C.	DE
Subtenant 9410 E. Thunderbird, LLC	DE	Windrose Frisco I Properties, LLC	DE
Tacoma Healthcare Investors, LLC	DE	Windrose Frisco II Properties, LLC	DE
Teays Valley Haven Limited Partnership	WV	Windrose Glendale Properties, LLC	DE
The Apple Valley Limited Partnership	MA	Windrose Gwinnett I Properties, L.L.C.	VA
The Apple Valley Partnership Holding		Windrose Lafayette Properties, L.L.C.	DE
Company, Inc.	PA	Windrose Lake Mead Properties, L.L.C.	VA
The House of Campbell, Inc.	WV	Windrose Lakewood Properties, L.L.C.	VA
The Multicare Companies, Inc.	DE	Windrose Las Vegas Properties, LLC	DE

7

Windrose Los Alamitos Properties, LLC	DE	WMP Southlake Management, LLC	DE
Windrose Los Gatos Properties, L.L.C.	VA	WMP TSM I Management, LLC	DE
Windrose Medical Properties Management, L.L.C.	VA	WMP Wellington Management, LLC	DE
Windrose Medical Properties, L.P.	VA	WMP West Seneca Management, LLC	DE
Windrose Mount Vernon Properties, L.L.C.	VA	WMPT Aberdeen I Management, L.L.C.	DE
Windrose Niagara Falls Properties, LLC	DE	WMPT Aberdeen II Management, L.L.C.	DE
Windrose Northside Properties, Ltd.	FL	WMPT Atrium Management, L.L.C.	DE
Windrose Northwest Professional		WMPT AZ-Tempe Management, LLC	DE
Plaza Properties, LLC	DE	WMPT Bartlett Management, LLC	DE
Windrose Okatie I Properties, LLC	DE	WMPT Bellaire HP Properties, L.L.C.	VA
Windrose Orange Centre Properties, LLC	DE	WMPT Bellaire HP, L.P.	VA
Windrose Orange Properties, L.L.C.	DE	WMPT Bellaire L.P.	VA
Windrose Palm Court Properties, L.L.C.	VA	WMPT Bellaire POB Properties, L.L.C.	VA
Windrose Palmer Properties, LLC	DE	WMPT Bellaire POB, L.P.	VA
Windrose Palms West III Properties, Ltd.	FL	WMPT Bellaire Properties, L.L.C.	VA
Windrose Palms West IV Properties, Ltd.	FL	WMPT Boynton West Management, LLC	DE
Windrose Palms West V Properties, Ltd.	FL	WMPT Claremore Management, LLC	DE
Windrose Park Medical Properties, L.L.C.	VA	WMPT Columbia Management, L.L.C.	DE
Windrose Partell Medical Center, L.L.C.	VA	WMPT Congress I Management, L.L.C.	DE
Windrose Physicians Plaza Properties, LLC	DE	WMPT Congress II Management, L.L.C.	DE
Windrose Princeton Properties, L.L.C.	DE	WMPT Denton Management, LLC	DE
Windrose Santa Anita Properties, L.L.C.	DE	WMPT Desert Springs Management, L.L.C.	DE
Windrose Sierra Properties, Ltd.	FL	WMPT Frisco I Management, LLC	DE
Windrose Southlake Properties, LLC	DE	WMPT Frisco II Management, LLC	DE
Windrose Southpointe Properties, L.L.C.	DE	WMPT Glendale Management, LLC	DE
Windrose Southside Properties, Ltd.	FL	WMPT Gwinnett II Properties, L.L.C.	DE
Windrose SPE Mount Vernon Properties, Inc.	GA	WMPT Lafayette Management, L.L.C.	DE
Windrose St. Louis I Properties, LLC	DE	WMPT Las Vegas Management, LLC	DE
Windrose St. Mary’s Medical Professional		WMPT Los Alamitos Management, LLC	DE
Building, L.L.C.	VA	WMPT Northside Management, L.L.C.	DE
Windrose Trussville Properties, L.L.C.	DE	WMPT Okatie I Management, LLC	DE
Windrose TSM I Properties, LLC	DE	WMPT Orange Centre Management, LLC	DE
Windrose Tucson Properties, LLC	DE	WMPT Palmer Management, LLC	DE
Windrose Tulsa Properties, L.L.C.	DE	WMPT Palms West III Management, L.L.C.	DE
Windrose Webster Properties, L.P.	DE	WMPT Palms West IV Management, L.L.C.	DE
Windrose Wellington Properties, LLC	DE	WMPT Palms West V Management, L.L.C.	DE
Windrose Wellington Properties, Ltd.	FL	WMPT Pearland II Properties, L.L.C.	VA
Windrose West Boca Properties, Ltd.	FL	WMPT Pearland II, L.P.	VA
Windrose West Seneca Properties, LLC	DE	WMPT Pearland Properties, L.L.C.	VA
Windrose West Tower Properties, Ltd.	FL	WMPT Pearland, L.P.	VA
Windrose Winn Way Properties, L.L.C.	VA	WMPT Princeton Management, L.L.C.	DE
Windrose WPC Jupiter Properties, LLC	DE	WMPT Sacramento Properties, L.L.C.	VA
Windrose WPC Properties, L.P.	DE	WMPT Sacramento, L.P.	VA
Windrose Yorkville Properties, L.L.C.	VA	WMPT Santa Anita Management, L.L.C.	DE
WMP AWPC II Management, LLC	DE	WMPT Sierra Management, L.L.C.	DE
WMP Bethesda Management, LLC	DE	WMPT Southpointe Management, L.L.C.	DE
WMP Boynton Beach Management, LLC	DE	WMPT Southside Management, L.L.C.	DE
WMP Cottonwood Management, LLC	DE	WMPT St. Louis I Management, LLC	DE
WMP East Valley Management, LLC	DE	WMPT Stone Oak Properties, L.L.C.	VA
WMP Niagara Falls Management, LLC	DE	WMPT Stone Oak, L.P.	VA
WMP Northwest Professional Plaza		WMPT Tomball Properties, L.L.C.	VA
Management, LLC	DE	WMPT Tomball, L.P.	VA
WMP Physicians Plaza Management, LLC	DE	WMPT Trussville Management, L.L.C.	DE

8

WMPT Tucson Management, LLC	DE
WMPT Tulsa Management, L.L.C.	DE
WMPT Webster Management, L.L.C.	DE
WMPT Wellington Management, L.L.C.	DE
WMPT West Boca Management, L.L.C.	DE
WMPT West Tower Management, L.L.C.	DE
WMPT WPC Jupiter Management, LLC	DE
WMPT WPC Management, L.L.C	DE
WTP Healthcare Properties, LLC	DE
Wyncote Healthcare Corp.	PA

9

SCHEDULE V

Executive Officers

George L. Chapman

Charles J. Herman, Jr.

Jeffrey H. Miller

Scott A. Estes

Erin C. Ibele

Daniel R. Loftus

Michael A. Crabtree

John T. Thomas

Scott M. Brinker